UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

March 28, 2007

United States Steel Corporation

(Exact name of registrant as specified in its charter)

Delaware	1-16811	25-1897152
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

600 Grant Street, Pittsburgh, PA	15219-2800
(Address of principal executive offices)	(Zip Code)

(412) 433-1121

(Registrant’s telephone number,

including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

On March 28, 2007, United States Steel Corporation (“U. S. Steel”) and Lone Star Technologies, Inc. (“Lone Star”) entered into a definitive Agreement and Plan of Merger (the “Merger Agreement”) pursuant to which U. S. Steel will acquire all of the outstanding shares of common stock of Lone Star for $67.50 per share. Consummation of the merger is subject to customary closing conditions, including the approval of Lone Star’s shareholders and required regulatory approvals. Upon consummation of the transaction, Lone Star will be a wholly owned subsidiary of U. S. Steel.

A copy of the Merger Agreement is filed herewith as Exhibit 2.1.

On March 29, 2007, U. S. Steel and Lone Star issued a joint press release announcing the execution of the Merger Agreement.

A copy of the press release is filed herewith as Exhibit 99.1.

On March 29, 2007, U. S. Steel conducted a conference call with analysts at 10 a.m. EDT to discuss the acquisition.

A Powerpoint slideshow presentation about the acquisition, which has been made available on U. S. Steel’s web site, is filed herewith as Exhibit 99.2.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

2.1	Agreement and Plan of Merger dated March 28, 2007

99.1	Press Release – “U. S. Steel to Acquire Lone Star Technologies”

99.2	Powerpoint slideshow presentation dated March 29, 2007

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED STATES STEEL CORPORATION

By	/s/ Larry G. Schultz
Larry G. Schultz
Vice President & Controller

Dated: March 29, 2007